SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549
_______________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) August 12, 2003

VIRAGE LOGIC CORPORATION

(Exact name of registrant as specified in Charter)

Delaware	000-31089	77-0416232

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

47100 Bayside Parkway, Fremont, CA		94538

(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (510) 360-8000

Item 7. Financial Statements and Exhibits.

(c) Exhibits

99.1. Revised Consolidated Statements of Operations, Reconciliation of Pro Forma Net Income to Reported Results, Pro Forma Consolidated Statements of Operations and Consolidated Balance Sheets originally furnished as part of the company’s press release dated July 24, 2003.

Item 5. Other Events and Required FD Disclosure

     On July 24, 2003, Virage Logic Corporation (the “Company”) announced its financial results for the three months ended June 30, 2003, which included a $550,000 loan loss reserve in connection with a past due loan made as an investment in a private company, and furnished the press release announcing those financial results as an exhibit to a Current Report on Form 8-K. On August 12, 2003 and prior to the issuance of its financial statements for the three months ended June 30, 2003, the Company was repaid in full a previously past due loan. As a result, the Company reversed the $550,000 loan loss reserve related to such loan reflected in the financial statements attached to the July 24, 2003 press release. The reversal of the loan loss reserve caused the Company’s net loss for the three months ended June 30, 2003 to change from $1.6 million, or $0.08 per share, to $1.2 million, or $0.06 per share. This Current Report on Form 8-K is being filed solely to furnish the revised financial results of the Company for the three months ended June 30, 2003, which are attached as Exhibit 99.1.

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SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned herewith duly authorized.

Date: August 14, 2003	VIRAGE LOGIC CORPORATION

	By:	/s/ JAMES R. PEKARSKY James R. Pekarsky, Vice President, Finance and Chief Financial Officer

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EXHIBIT INDEX

Exhibit	Description

99.1	Revised Consolidated Statements of Operations, Reconciliation of Pro Forma Net Income to Reported Results, Pro Forma Consolidated Statements of Operations and Consolidated Balance Sheets originally furnished as part of the company’s press release dated July 24, 2003.